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                                                                    Exhibit 99.1


[W.R. BERKLEY LOGO]
W.R. BERKLEY CORPORATION
165 MASON STREET
P.O. BOX 2518
GREENWICH, CONNECTICUT  06836-2518
(203) 629-2880

NEWS
RELEASE

                                    CONTACT:    Art Gormley
                                                The Dilenschneider Group
                                                212-922-0900

                 W.R. BERKLEY RETAINS MORGAN STANLEY TO EXPLORE
            STRATEGIC OPPORTUNITIES FOR ITS REGIONAL INSURANCE GROUP

         GREENWICH, CT., Nov. 6 - W.R. Berkley Corporation (NASDAQ:BKLY), today announced that it had retained Morgan Stanley & Company to explore strategic opportunities for its group of regional insurance companies. The company said Morgan Stanley is expected to complete its assignment before the end of calendar 1998.

         W.R. Berkley Corporation is a holding company which, through its subsidiaries, does business in all segments of the property casualty insurance business. The operating units are grouped for management purposes in five segments according to market served: Regional Property Casualty Insurance, Reinsurance, Specialty Insurance, Alternative Markets and International.

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November 6, 1998